UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): January 29, 2010
ART TECHNOLOGY GROUP, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-26679	04-3141918
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

One Main Street, Cambridge, Massachusetts	02142
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (617) 386-1000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01 Financial Statements and Exhibits
SIGNATURES
Exhibit Index
Ex-99.1

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
In connection with our proposed underwritten offering of common stock, which we announced today, each of our executive officers and directors has entered into agreements with the underwriters, pursuant to which such officer or director has agreed, with limited exceptions, not to dispose of any shares of our common stock during the 90-day period following the commencement of the offering, subject to extension under certain conditions (the “Lock-Up Period”).
To facilitate the offering, on January 29, 2010, we entered into Amendments to Restricted Stock Unit Agreements (the “Amendments”) with each of Bob Burke, our President and Chief Executive Officer, Julie M.B. Bradley, our Senior Vice President and Chief Financial Officer, Barry E. Clark, our Senior Vice President of Worldwide Sales, Lou Frio, our Senior Vice President of Services and Kenneth Z. Volpe, our Senior Vice President of Products and Technology. Pursuant to the terms of the Amendments, any vesting date with respect to a Restricted Stock Unit held by any of them that would, but for the Amendment, have occurred during the Lock-Up Period (the “Original Vesting Date”) will be postponed until the first business day after the expiration of the Lock-Up Period (the “Extended Vesting Date”).
The foregoing description of the Amendments is qualified in its entirety by reference to the Form of Amendment to Restricted Stock Unit Agreement, which is filed herewith as Exhibit 99.1 and incorporated by reference herein.
Item 9.01 Financial Statements and Exhibits.

Number	Title

99.1	Form of Amendment to Restricted Stock Unit Agreement

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ART TECHNOLOGY GROUP, INC.
Date: February 1, 2010	By:	/s/ Julie M.B. Bradley
Julie M.B. Bradley
Senior Vice President and Chief Financial Officer

Exhibit Index

Number	Title

99.1	Form of Amendment to Restricted Stock Unit Agreement